AMENDMENT NO. 1
                                     TO
                          STOCK PURCHASE AGREEMENT

     THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "AMENDMENT") is entered into and effective as of January 6, 2005 by and between Liberty Diversified Holdings, Inc., a Nevada corporation (the "BUYER"), MCR Packaging and Printing Corp., a California corporation (the "COMPANY"), and Mario Ramirez, an individual owning 100% of the outstanding capital stock of the Company (the "STOCKHOLDER").

                                  RECITALS

     A. The Buyer, the Company and the Stockholder entered into that certain Stock Purchase Agreement dated December 31, 2005 (the "AGREEMENT"); and

     B. The parties intend to amend the Agreement in order to clarify certain provisions with regards to their original intent.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations contained in this Amendment, the parties hereto agree as follows:

     1.   Definitions.
          ------------
          Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

     2.   Amendment to Section 1.2(b)(i) LIQUIDATION PREFERENCE.
          ------------------------------------------------------
          Section 1.2(b)(i) of the Agreement is hereby amended to read in its entirety as follows:

          "Liquidation Preference.
          ------------------------
          The Class D Preferred Stock shall be senior to Buyer's Series A Preferred Stock and Series C Preferred Stock in the event of a liquidation of Buyer, subject to requisite shareholder approval."

     3.   AMENDMENT TO SECTION 1.2(B)(IV) TERMS OF CONVERSION.
          ----------------------------------------------------
          Section 1.2(b)(iv) of the Agreement is hereby amended to read in its entirety as follows:

          "Terms of Conversion.
          ---------------------
          The conversion rate of Class D Preferred shall be variable, contingent upon the market value of the Buyer's common stock at the time of conversion. Each 100,000 share block shall be valued at $1,000,000. The number of shares of common stock into which each 100,000 share block may be converted shall equal 1,000,000 divided by the market price of the Buyer's common stock at the time of conversion. The market price of the common stock shall be the ten day weighted average trading price of the Buyer's common stock, with a ceiling of $1.00 and a floor of $0.05 for the purposes of conversion."

    4.   ADDITION OF SECTION 4.25 SERIES B PREFERRED STOCK.
         --------------------------------------------------
         Section 4.25 shall be incorporated into the Agreement, reading in its entirety as follows:

          "Series B Preferred Stock.
          --------------------------
          The Buyer currently has 19,800,000 shares of Series B Preferred Stock issued and outstanding and shall not issue additional shares of Series B Preferred Stock effective the date of this Agreement."


     5.   Effect of Amendment; Counterparts.
          ----------------------------------
          Except as expressly amended by this Amendment and/or by the preceding sections, the terms and provisions of the Agreement shall continue in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one instrument. Facsimile signatures on this Amendment shall be valid, enforceable, and binding for all purposes.



IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.


BUYER:

LIBERTY DIVERSIFIED HOLDINGS, INC.




________________________________________
BY:  Ron Touchard
ITS:  CEO, President



STOCKHOLDER:



________________________________________
BY:  Mario Ramirez



COMPANY:

MCR PRINTING AND PACKAGING, CORP.




________________________________________
BY:  Mario Ramirez
ITS:  CEO, President






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